Exhibit 99

FOR IMMEDIATE RELEASE

Marine Products Corporation Announces Share Repurchases in the First Quarter of 2008

ATLANTA, April 14, 2008 -- Marine Products Corporation (NYSE: MPX) announced today that during the first quarter of 2008 it purchased 76,500 shares under its share repurchase program.

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats.  Marine Products Corporation's investor Web site can be found on the Internet at http://www.marineproductscorp.com.

For information about Marine Products Corporation please contact:

Ben Palmer
Chief Financial Officer
404.321.7910
irdept@marineproductscorp.com

Jim Landers
Corporate Finance
404.321.2162
jlanders@marineproductscorp.com